Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Oct. 31, 2018

DIEBOLD NIXDORF REPORTS 2018 THIRD QUARTER FINANCIAL RESULTS

•	Revenue of $1.1 billion; flat on an as-reported basis and up 2.0% in constant currency

•	GAAP loss per share of $(2.79), inclusive of a non-cash goodwill impairment of $1.44 and a $0.61 charge relating to the deemed repatriation transition tax, or $(0.61) on a non-GAAP basis

•	GAAP operating loss of $133.9 million, or 12.0% operating margin loss; non-GAAP operating profit was $56.4 million, or 5.0% non-GAAP operating margin

•
Net cash used by operating activities was $115.5 million, an increase in use of $66.0 million from the prior-year period; free cash use was $125.4 million, an increase in use of $60.6 million from the prior-year period due to lower earnings, higher net working capital requirements and cash interest expense

•	DN Now savings target increased from ~$200 million to ~$250 million annually by the end of 2021

NORTH CANTON, Ohio - Diebold Nixdorf today reported its third quarter 2018 financial results.

“Solid gains from our Americas Banking and Retail segments supported constant currency revenue growth in the quarter,” said Gerrard Schmid, Diebold Nixdorf president and chief executive officer. “Our year-over-year revenue performance was the strongest since the business combination in 2016, supported by solid software and product growth.”

Schmid continued, "Operationally, we have started to see benefits from our DN Now improvement plan begin to take hold and additional opportunities are underway. We expect stronger cost savings from the new operating model we implemented during the quarter, and we also initiated a services modernization plan designed to improve service levels, enhance profitability and increase customer satisfaction. When combined with the actions we are taking to simplify our product portfolio, we are increasing our savings target to approximately $250 million annually by the end of 2021. We are also driving several other operational initiatives to improve our net working capital and efficiency levels, and expect these to add further savings in future quarters."

Schmid concluded, "As a global leader in connected commerce, we will continue to invest in innovative solutions that change the way people bank and shop, delivered through next-generation product capabilities and cloud-based software offerings."

2018 Third Quarter Business Highlights

•	Signed a $70 million, multiyear services contract covering about 1,000 Marks & Spencer stores in western Europe

•	Secured a multiyear managed services agreement valued at $68 million for new POS devices and related software at a leading European home improvement retailer

•
Won Windows 10 automated teller machine (ATM) product upgrades with several North America financial institutions, including an agreement with a regional U.S. bank for more than 500 DN Vynamic software licenses and a new managed services agreement

•	Renewed a five-year ATM maintenance service contract with a top-three U.S. financial institution, and also renewed a three-year contract with Caixa Bank to service 25,000 ATMs in Brazil

•	Acquired a $6 million, multiyear Vynamic View SaaS contract with a multinational financial institution

•	Secured a contract with Westpac in Australia for the DN Vynamic software portfolio. Diebold Nixdorf is now the sole ATM software provider for Westpac's 2,600 machines

•
Raised $650 million through a new term loan and revised the company’s credit facility covenants. This enhanced liquidity provides financial flexibility, facilitates acquiring remaining shares of Diebold Nixdorf AG and supports DN Now initiatives.

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Financial Results of Operations and Segments
Revenue Summary by Reportable Segments - Unaudited

Three months ended September 30, 2018 compared to September 30, 2017

(Dollars in millions)	Three Months Ended
	September 30,
	2018	2017	% Change	% Change in CC(1)
Segments
Eurasia Banking
Services	$229.8	$240.2	(4.3)	(1.6)
Products	152.0	167.5	(9.3)	(7.1)
Software	52.5	53.4	(1.7)	0.4
Total Eurasia Banking	434.3	461.1	(5.8)	(3.4)

Americas Banking
Services	237.2	245.8	(3.5)	(1.6)
Products	118.0	106.2	11.1	13.4
Software	27.3	24.7	10.5	15.2
Total Americas Banking	382.5	376.7	1.5	3.7

Retail
Services	116.9	119.8	(2.4)	(0.2)
Products	144.6	123.3	17.3	19.9
Software	40.7	41.8	(2.6)	0.5
Total Retail	302.2	284.9	6.1	8.6

Total net sales	$1,119.0	$1,122.7	(0.3)	2.0

Nine months ended September 30, 2018 compared to September 30, 2017

(Dollars in millions)	Nine Months Ended
	September 30,
	2018	2017	% Change	% Change in CC(1)
Segments
Eurasia Banking
Services	$702.2	$699.8	0.3	(4.0)
Products	451.7	527.0	(14.3)	(17.8)
Software	153.0	145.8	4.9	0.1
Total Eurasia Banking	1,306.9	1,372.6	(4.8)	(8.9)

Americas Banking
Services	706.7	729.7	(3.2)	(2.2)
Products	292.3	323.1	(9.5)	(8.1)
Software	87.8	75.9	15.7	18.2
Total Americas Banking	1,086.8	1,128.7	(3.7)	(2.5)

Retail
Services	360.7	329.8	9.4	4.1
Products	412.4	412.1	0.1	(5.6)
Software	122.0	116.2	5.0	0.4
Total Retail	895.1	858.1	4.3	(1.1)

Total net sales	$3,288.8	$3,359.4	(2.1)	(4.8)
(1) - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.

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Full-year 2018 outlook(1)

	Previous guidance	Current guidance
Total Revenue	~$4.5B	~$4.5B
Net Income (Loss)	$(365 million) - $(325 million)	$(520 million) - $(470 million)
Adjusted EBITDA	$280 million - $320 million	$300 million - $315 million
(1) - With respect to the company’s non-GAAP adjusted EBITDA outlook for 2018, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions, net non-routine items, acquisition, divestiture and integration-related expenses, purchase accounting fair value adjustments and impairment. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net income calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures. The change in net income from previous to current guidance consists primarily of a $109 million goodwill impairment charge and a $46 million charge relating to the deemed repatriation transition tax, as well as the impacts related to global intangible low-taxed income and the business interest deduction limitation which, as a result of the company’s debt restructuring activities during the third quarter of 2018, required a full valuation allowance on the current year nondeductible business interest expense.
Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on Diebold's Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, interim chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE:DBD) is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world's top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an 'always on' and changing consumer landscape. The company has a presence in more than 130 countries with approximately 23,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward‑looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward‑looking statements. Forward‑looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies; the company's ability to successfully operate its strategic alliances in China; the changes in political, economic or other factors such as interest rates, currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including the impact of the Tax Act; the company’s reliance on suppliers and any potential disruption to the company’s global supply chain; changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures; the impact of market and economic conditions on the financial services and retail industries; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives, including DN Now; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the company's success in divesting, reorganizing or exiting non-core businesses; the company's ability to comply with covenants contained in the agreements governing its debt; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward‑looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward‑looking statements, which speak only to the date of this release.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q3 2018	Q3 2017	YTD 9/30/2018	YTD 9/30/2017
Net sales
Services	$583.9	$605.8	$1,769.6	$1,759.3
Products	414.6	397.0	1,156.4	1,262.2
Software	120.5	119.9	362.8	337.9
Total	1,119.0	1,122.7	3,288.8	3,359.4
Cost of sales
Services	451.6	470.7	1,377.5	1,362.1
Products	347.9	328.0	958.2	1,042.5
Software	91.2	84.0	265.4	236.5
Total	890.7	882.7	2,601.1	2,641.1
Gross profit	228.3	240.0	687.7	718.3
Gross margin	20.4%	21.4%	20.9%	21.4%
Operating expenses
Selling and administrative expense	216.2	208.8	663.9	692.6
Research, development and engineering expense	36.6	34.2	118.9	114.4
Impairment of assets	109.3	—	199.3	3.1
(Gain) loss on sale of assets, net	0.1	5.6	(6.8)	(2.5)
Total	362.2	248.6	975.3	807.6
Percent of net sales	32.4%	22.1%	29.7%	24.0%
Operating profit (loss)	(133.9)	(8.6)	(287.6)	(89.3)
Operating margin	(12.0)%	(0.8)%	(8.7)%	(2.7)%
Other income (expense)
Interest income	2.2	4.3	7.6	15.8
Interest expense	(45.2)	(27.7)	(99.6)	(90.7)
Foreign exchange gain (loss), net	2.2	3.2	(2.3)	(4.5)
Miscellaneous, net	1.8	(1.5)	0.9	1.7
Total other income (expense)	(39.0)	(21.7)	(93.4)	(77.7)
Income (loss) before taxes	(172.9)	(30.3)	(381.0)	(167.0)
Income tax expense (benefit)	45.8	(0.9)	35.6	(60.5)
Net income (loss)	(218.7)	(29.4)	(416.6)	(106.5)
Net income (loss) attributable to noncontrolling interests	(6.1)	6.6	6.6	20.2
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(212.6)	$(36.0)	$(423.2)	$(126.7)

Basic weighted-average shares outstanding	76.1	75.5	76.0	75.4
Diluted weighted-average shares outstanding	76.1	75.5	76.0	75.4

Net income (loss) attributable to Diebold Nixdorf, Incorporated
Basic earnings (loss) per share	$(2.79)	$(0.48)	$(5.57)	$(1.68)
Diluted earnings (loss) per share	$(2.79)	$(0.48)	$(5.57)	$(1.68)

Dividends declared and paid per common share	$—	$0.10	$0.10	$0.30

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	9/30/2018	12/31/2017

ASSETS
Current assets
Cash and cash equivalents	$304.4	$535.2
Restricted cash	139.3	8.0
Short-term investments	5.0	81.4
Trade receivables, less allowances for doubtful accounts	818.1	830.1
Inventories	846.5	728.9
Other current assets	328.3	316.7
Total current assets	2,441.6	2,500.3
Securities and other investments	24.1	96.8
Property, plant and equipment, net	320.8	364.5
Goodwill	883.3	1,117.1
Intangible assets, net	671.6	773.8
Other assets	356.4	389.6
Total assets	$4,697.8	$5,242.1

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$52.7	$66.7
Accounts payable	554.7	562.2
Deferred revenue	365.3	437.5
Other current liabilities	606.9	730.3
Total current liabilities	1,579.6	1,796.7
Long-term debt	2,337.0	1,787.1
Long-term liabilities	604.3	664.8

Redeemable noncontrolling interests	154.2	492.1

Total Diebold Nixdorf, Incorporated shareholders' equity	(7.4)	464.6
Noncontrolling interests	30.1	36.8
Total equity	22.7	501.4
Total liabilities, redeemable noncontrolling interests and equity	$4,697.8	$5,242.1

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 9/30/2018	YTD 9/30/2017
Cash flow from operating activities
Net income (loss)	$(416.6)	$(106.5)
Adjustments to reconcile net income (loss) to cash flow used by operating activities:
Depreciation and amortization	194.7	185.4
Deferred income taxes	(52.8)	(36.3)
Impairment of assets	199.3	3.1
Other	17.7	19.2
Changes in certain assets and liabilities, net of the effects of acquisitions
Trade receivables	(20.6)	(57.5)
Inventories	(142.9)	(45.8)
Accounts payable	7.4	10.0
Income taxes	6.8	(46.8)
Deferred revenue	(60.9)	(43.3)
Warranty liability	(28.3)	(25.0)
Certain other assets and liabilities	(75.9)	(91.8)
Net cash used by operating activities	(372.1)	(235.3)
Cash flow from investing activities
Capital expenditures	(40.5)	(41.7)
Payment for acquisitions	(5.9)	(5.6)
Net short-term investment activity	148.5	(11.2)
Increase in certain other assets	(12.0)	(12.3)
Net cash provided (used) by investing activities	90.1	(70.8)
Cash flow from financing activities
Dividends paid	(7.7)	(22.9)
Net debt borrowings	545.4	66.4
Distributions and payments to noncontrolling interest holders	(337.8)	(16.3)
Repurchase of common shares	(3.0)	(4.8)
Other	—	0.3
Net cash provided by financing activities	196.9	22.7
Effect of exchange rate changes on cash and cash equivalents	(14.4)	19.3
Increase (decrease) in cash, cash equivalents and restricted cash	(99.5)	(264.1)
Cash, cash equivalents and restricted cash at the beginning of the period	543.2	652.7
Cash, cash equivalents and restricted cash at the end of the period	$443.7	$388.6

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net (debt).

1.	Profit/loss summary (Dollars in millions):

	Q3 2018						Q3 2017
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,119.0	$228.3	20.4%	$362.2	$(133.9)	(12.0)%	$1,122.7	$240.0	21.4%	$248.6	$(8.6)	(0.8)%
Restructuring	—	8.7		(29.6)	38.3		—	15.2		(2.2)	17.4
Non-routine income/expense:
Impairment	—	—		(109.3)	109.3		—	—		—	—
Legal/consulting and deal expense	—	—		(4.3)	4.3		—	—		(6.1)	6.1
Acquisition integration	—	1.0		(9.3)	10.3		—	0.9		(18.9)	19.8
Wincor Nixdorf purchase accounting adjustments and other	—	6.4		(21.7)	28.1		9.6	22.9		(23.9)	46.8
Non-routine expenses, net	—	7.4		(144.6)	152.0		9.6	23.8		(48.9)	72.7
Non-GAAP Results	$1,119.0	$244.4	21.8%	$188.0	$56.4	5.0%	$1,132.3	$279.0	24.6%	$197.5	$81.5	7.2%

	YTD 9/30/2018						YTD 9/30/2017
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$3,288.8	$687.7	20.9%	$975.3	$(287.6)	(8.7)%	$3,359.4	$718.3	21.4%	$807.6	$(89.3)	(2.7)%
Restructuring	—	10.5		(33.9)	44.4		—	32.4		(12.3)	44.7
Non-routine income/expense:
Impairment	—	—		(199.3)	199.3		—	—		(3.1)	3.1
Legal/consulting and deal expense	—	—		(2.9)	2.9		—	0.6		(15.5)	16.1
Acquisition integration	—	3.2		(36.8)	40.0		—	2.7		(52.1)	54.8
Gain on asset sale	—	—		4.8	(4.8)		—	—		—	—
Brazil indirect tax	—	(3.7)		—	(3.7)		—	0.4		—	0.4
Wincor Nixdorf purchase accounting adjustments and other	—	20.9		(67.9)	88.8		30.4	68.7		(63.1)	131.8
Non-routine expenses, net	—	20.4		(302.1)	322.5		30.4	72.4		(133.8)	206.2
Non-GAAP Results	$3,288.8	$718.6	21.8%	$639.3	$79.3	2.4%	$3,389.8	$823.1	24.3%	$661.5	$161.6	4.8%

Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment. Non-routine income/expense relate to non-cash impairments associated with goodwill and legacy Diebold software, legal, consulting and deal expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of acquisition, integration and divestiture expenses, sale of buildings and ongoing amounts related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments and other relate primarily to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations.

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2.	Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q3 2018	Q3 2017	YTD 9/30/2018	YTD 9/30/2017
Net income (loss)	$(218.7)	$(29.4)	$(416.6)	$(106.5)
Income tax expense (benefit)	45.8	(0.9)	35.6	(60.5)
Interest income	(2.2)	(4.3)	(7.6)	(15.8)
Interest expense	45.2	27.7	99.6	90.7
Depreciation and amortization	64.0	68.8	194.7	185.4
EBITDA	(65.9)	61.9	(94.3)	93.3
Share-based compensation	6.9	8.1	27.2	23.1
Foreign exchange (gain) loss, net	(2.2)	(3.2)	2.3	4.5
Miscellaneous, net	(1.8)	1.5	(0.9)	(1.7)
Restructuring expenses	38.3	17.4	44.4	44.7
Non-routine expenses, net	123.8	37.8	233.8	106.7
Adjusted EBITDA	$99.1	$123.5	$212.5	$270.6
Adjusted EBITDA % revenue	8.9%	11.0%	6.5%	8.1%

We define EBITDA as net income (loss) excluding income tax benefit, net interest, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: share-based compensation, foreign exchange (gain) loss net, miscellaneous net, restructuring expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures and avoid duplication, the Company reclassified $28.2 and $34.9, respectively, from non-routine expenses, net to the depreciation and amortization caption in the Adjusted EBITDA reconciliation for the three month periods ended September 30, 2018 and 2017, respectively, and $88.7 and $99.5 for the nine month periods ended September 30, 2018 and 2017, respectively. This represents the reconciliation between the amounts presented in note 1 and Adjusted EBITDA. Miscellaneous, net primarily consists of the equity and earnings of investees. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	Q3 2018	Q3 2017	YTD 9/30/2018	YTD 9/30/2017
Total diluted EPS attributable to Diebold Nixdorf, Incorporated (GAAP measure)	$(2.79)	$(0.48)	$(5.57)	$(1.68)
Restructuring	0.50	0.23	0.59	0.59
Non-routine (income)/expense:
Impairment	1.44	—	2.62	0.04
Legal/consulting and deal expense	0.06	0.08	0.04	0.25
Acquisition integration	0.14	0.26	0.53	0.72
Gain on sale of assets	—	—	(0.06)	—
Brazil indirect tax	—	—	(0.05)	0.01
Wincor Nixdorf purchase accounting adjustments and other	0.35	0.62	1.16	1.74
Total non-routine (income)/expense	1.99	0.96	4.24	2.76
Tax impact (inclusive of allocation of discrete tax items)	(0.31)	(0.14)	(0.22)	(0.96)
Total adjusted EPS (non-GAAP measure)	$(0.61)	$0.57	$(0.96)	$0.71

Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration, culture and talent. Non-routine income/expense relate to non-cash impairments associated with goodwill and with legacy Diebold software, legal, consulting and deal expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of acquisition, integration and divestiture expenses, sale of buildings and ongoing amounts related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments and other relate primarily to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations.

4.	Free cash flow (use) is calculated as follows (Dollars in millions):

	Q3 2018	Q3 2017	YTD 9/30/2018	YTD 9/30/2017
Net cash used by operating activities (GAAP measure)	$(115.5)	$(49.5)	$(372.1)	$(235.3)
Capital expenditures (GAAP measure)	(9.9)	(15.3)	(40.5)	(41.7)
Free cash flow use (non-GAAP measure)	$(125.4)	$(64.8)	$(412.6)	$(277.0)

We define free cash flow (use) as net cash used by operating activities less capital expenditures. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	9/30/2018	12/31/2017	9/30/2017
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$448.7	$624.6	$444.7
Debt instruments	(2,389.7)	(1,853.8)	(1,906.4)
Net debt (non-GAAP measure)	$(1,941.0)	$(1,229.2)	$(1,461.7)

The company's management believes that given the significant cash, cash equivalents, restricted cash and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 90% of the company's cash, cash equivalents, restricted cash and short-term investments reside in international tax jurisdictions for all periods presented.

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PR/18_3922

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